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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2003

INTERMUNE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of jurisdiction)

0-29801	94-3296648
(Commission File No.)	(IRS Employer Identification No.)

3280 Bayshore Boulevard
Brisbane, CA 94005
(Address and registrant's principal executive offices and zip code)

Registrant's telephone number, including area code: (415) 466-2200

Item 5. Other Events

        On January 30, 2003, InterMune, Inc. issued a press release entitled "InterMune Announces Senior Management Change" announcing that David A. Cory, InterMune's Senior Vice President of Sales and Marketing, had left the Company and that Scott Harkonen, President and Chief Executive Officer of InterMune, will oversee David's area of responsibility until a replacement is named. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)
Exhibits.

Number	Description
99.1	Press Release entitled "InterMune Announces Senior Management Change," dated January 30, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERMUNE, INC.

Dated: January 30, 2003	By:	/s/ Stephen N. Rosenfield Stephen N. Rosenfield Senior Vice President of Legal Affairs

EXHIBIT INDEX

Number	Description
99.1	Press Release entitled "InterMune Announces Senior Management Change" dated January 30, 2003.

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  Item 5. Other Events
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX